REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To The Board of Trustees and Shareholders of
Barings Global Short Duration High Yield Fund:

Charlotte, North Carolina

In planning and performing our audit of the financial
statements of Barings Global Short Duration High
Yield Fund (the "Fund") as of and for the year ended
December 31, 2016, in accordance with the standards
of the Public Company Accounting Oversight Board
(United States), we considered the Fund's internal
control over financial reporting, including controls
over safeguarding securities, as a basis for designing
our auditing procedures for the purpose of expressing
our opinion on the financial statements and to comply
with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness
of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls. A fund's internal
control over financial reporting is a process designed to
provide reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control
over financial reporting includes those policies and
procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the
transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are
recorded as necessary to permit preparation of financial
statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund
are being made only in accordance with authorizations of
management and directors of the fund; and (3) provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial
statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the
Public Company Accounting Oversight Board (United States). However, we
noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2016.

This report is intended solely for the information and use of management and the Board of Directors of Barings Global Short Duration High Yield
Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
New York, NY
March 1, 2017